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                                                       Exhibit 23(b)


                    CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Item 3.- Incorporation of Documents by Reference" in the Registration Statement on Form S-8 of Allegheny Ludlum Corporation for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 31, 1994, with respect to the consolidated financial statements of Allegheny Ludlum Corporation incorporated by reference in its Form 10-K for the fiscal year ended January 2, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                             Ernst & Young

Pittsburgh, Pennsylvania
June 10, 1994